EXHIBIT 99.1

NEWS FOR RELEASE: 4/22/2004, 4:00pm ET           CONTACT:  Lee Brown
                                                           719-481-7213
                                                           lbrown@ramtron.com

                RAMTRON REPORTS FIRST-QUARTER FINANCIAL RESULTS

    Revenue grows 32% year over year; FRAM product gross margin exceeds 50%

COLORADO SPRINGS, CO - April 22, 2004 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR), the leading supplier of nonvolatile ferroelectric random access memory (FRAM) products, today reported its financial results for the first quarter ended March 31, 2004. First quarter revenue from continuing operations increased 32%, to $13.5 million, compared with $10.2 million for the same quarter of 2003. First-quarter income from continuing operations was $1.2 million, or $0.05 per diluted share, compared with net income of $109,000, or $0.01 per diluted share, a year earlier. Ramtron's Enhanced Memory Systems, Inc. business became a discontinued operation under generally accepted accounting principles during the first quarter and is therefore not included in the results from continuing operations for all periods reported.

FRAM business revenue for the first quarter of 2004 was $9.0 million, compared with $7.5 million for the same quarter of 2003. DRAM revenue from the company's Mushkin subsidiary totaled $4.5 million, compared with $2.7 million a year earlier.

"The fundamental changes that we made in 2003 continue to have a positive effect on our financial performance," commented Ramtron CEO, Bill Staunton. "Our non-Enel FRAM product revenue grew 33% over 4Q2003, and gross margin remained strong at better than 50%. Based on first-quarter sales momentum, we are raising our 2004 FRAM revenue growth target from 18% to 24%."

"On the product development front, we completed our 1Mb FRAM design and expect to receive first wafers this week for verification," Staunton added. "In addition, we are readying our new line of Processor Companions, which will further expand our opportunities in the FRAM-enabled analog and mixed-signal product arena."

Ramtron's Processor Companions address the diverse analog and mixed-signal integrated circuit (IC) market and are designed to streamline system design and enhance the functionality of the microprocessors used in them.

Business Outlook
----------------

The following statements are based on Ramtron's current expectations. These statements are forward-looking, and actual results may differ materially from those set forth in these statements. Ramtron undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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-  Revenue for the second quarter ending June 30, 2004 is currently anticipated to be between $12.5 million and $13.5 million. Although the company anticipates increases in FRAM product revenue during the second quarter, revenue from the company's Mushkin subsidiary is expected to be lower than 1Q2004.

-  Gross margin for the second quarter is currently anticipated to be between
   38% and 42%.   Operating expenses are expected to be between $4.2 million and $4.9 million.

- Revenue projections are based on, among other things, assumptions that FRAM product orders, including the rate of shipments to Ramtron's principal FRAM customer ENEL and revenue from the company's Mushkin subsidiary, will conform to management's current expectations. Costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products

Conference Call
---------------

Ramtron management's teleconference will be webcast live and a telephonic replay will be available for seven days. An archived webcast will be available for one year.

How to Participate
------------------

Ramtron First-Quarter Results Teleconference
April 22, 2004 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the Investors page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A telephonic replay will also be available for seven days after the live call at (719) 457-0820, code # 401808.

Cautionary Statements
---------------------

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general economic conditions and conditions specific to the semiconductor industry; Ramtron's expected revenue, operating expenses, and gross margin levels for second-quarter and FRAM revenue growth rates for full-year 2004; the continued profitability, and the ability to expand new business opportunities for the 31X Processor Companion; the

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schedule for receiving 1Mb wafers for verification; demand for Ramtron's products and the products of its principal FRAM customer; order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to secure and maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; foundry partner's timely ability to successfully manufacture products for Ramtron, foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and processes; the effects of the patent settlement with National Semiconductor Corporation and the outcome of the fifth remaining count of interference against National Semiconductor Corporation; and the risk factors listed from time to time in Ramtron's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change. Ramtron undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

You can obtain copies of Ramtron's Forms 10-K, 10-Q, 8-K, and any other documents at no charge at the SEC's website (www.sec.gov), from commercial document retrieval services, or from the company.

The financial information in this press release and the attached financial statements are unaudited and have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is dedicated to the design, development and sale of ferroelectric RAM or FRAM memory products. The company also markets high-performance memory products through its subsidiary, Mushkin Inc.


                       (financial statements attached)

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                       RAMTRON INTERNATIONAL CORPORATION
                       FIRST-QUARTER FINANCIAL HIGHLIGHTS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per-share amounts)
                                 (Unaudited)

                                                March 31,      March 31,
                                                  2004           2003
                                                ---------      ---------
Revenue:
  Product sales                                  $12,953        $ 9,481
  License and development fees                       179            117
  Royalties                                          208            103
  Customer-sponsored research and development        142            502
                                                ---------      ---------
                                                  13,482         10,203
                                                ---------      ---------
Costs and expenses:
  Cost of product sales                            7,774          5,651
  Research and development                         1,245          1,350
  Customer-sponsored research and development        141            353
  Sales, general and administrative                2,797          2,460
                                                ---------      ---------
                                                  11,957          9,814
                                                ---------      ---------
Operating income from continuing operations        1,525            389
Interest expense, related party                     (144)          (105)
Interest expense, other                             (217)          (181)
Other income, net                                      5              6
                                                ---------      ---------
Income from continuing operations                  1,169            109

Loss from discontinued operations                   (333)        (1,914)
                                                ---------      ---------
Net income (loss)                                $   836        $(1,805)
                                                =========      =========
Net income (loss) per share:
   Basic
     Income from continuing operations           $  0.05        $  0.01
     Loss from discontinued operations             (0.01)         (0.09)
                                                ---------      ---------
     Total                                       $  0.04        $ (0.08)
                                                =========      =========
   Diluted:
     Income from continuing operations           $  0.05        $  0.01
     Loss from discontinued operations             (0.01)         (0.09)
                                                ---------      ---------
     Total                                       $  0.04        $ (0.08)
                                                =========      =========
Weighted average common shares
   outstanding - basic                            22,195         22,128
                                                =========      =========
Weighted average common shares
   outstanding - diluted                          23,112         22,454
                                                =========      =========

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                         CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                   (Unaudited)


                                                 March 31,     December 31,
                                                   2004            2003
                                                 ---------     ------------
ASSETS
Current assets:
  Cash and cash equivalents                       $ 4,465        $ 5,303
  Accounts receivable, net                          8,000          5,981
  Inventories, net                                  4,685          4,650
Property, plant and equipment, net                  3,871          3,897
Intangible assets, net                              8,041          6,193
Other assets                                        2,557          3,621
                                                 ---------      ---------
                                                  $31,619        $29,645
                                                 =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $ 3,356        $ 3,913
  Accrued liabilities                               1,358          1,041
  Deferred revenue                                  1,244          1,395
  Other                                               887          1,418
  Current portion of long-term debt                 2,353          1,781
Long-term debt                                      4,764          3,035
Long-term deferred revenue                          5,771          6,020
Stockholders' equity                               11,886         11,042
                                                 ---------      ---------
                                                  $31,619        $29,645
                                                 =========      =========

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